                                                                   EXHIBIT 10.__
                               SEVERANCE AGREEMENT

         Severance Agreement (this "Agreement"), dated as of April [__], 2003, by and between TWEETER HOME ENTERTAINMENT GROUP, INC., a Delaware corporation, whose principal place of business is 40 Pequot Way, Canton, Massachusetts 02021 ("Employer" or "Tweeter"), and PHILO PAPPAS, whose address is 14 Copeland Drive, Bedford, MA 01730 ("Employee.

                                   ARTICLE 1.
                  TERM OF EMPLOYMENT; DUTIES; NON-COMPETITION,
                       NON-SOLICITATION AND NON-DISCLOSURE

         1.01. TERM OF EMPLOYMENT. Employer hereby employs Employee and Employee hereby accepts employment with Employer beginning on April 21, 2003. As used herein, the phrase "employment term" refers to the entire period of employment of Employee by Employer or by an affiliate of Employer until such employment is terminated in accordance with the terms of this Agreement.

         1.02. GENERAL DUTIES. Employee shall serve as a Senior Vice President and Chief Merchandising Officer of Tweeter. In such capacities, Employee shall report to Employer's President, and shall do and perform all services, acts, or things as directed by Employer's President.

         1.03. NONCOMPETITION, NONDISCLOSURE AND NONSOLICITATION. Employer and Employee are simultaneously herewith executing and delivering a Noncompetition, Nondisclosure and Nonsolicitation Agreement, in the form attached hereto as Exhibit A. Employee acknowledges that Employer would not enter into this Agreement but for such execution and delivery of such Noncompetition, Nondisclosure and Nonsolicitation Agreement.

                                   ARTICLE 2.
                            COMPENSATION OF EMPLOYEE

         2.01. ANNUAL SALARY. As compensation for the services to be performed hereunder, Employee shall receive a salary at the rate of three hundred forty-five thousand dollars ($345,000.00) per annum, payable in equal installments on a monthly basis. Employee's salary shall be payable in accordance with Employer's payroll payment policies during his employment term.

         2.02. BONUSES.

                  (a) Commencement Bonus. Employee shall be entitled to a commencement bonus of one hundred thousand dollars ($100,000.00), which shall be payable at the same time that Employee receives his first paycheck from Employer.

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

                  (b) Annual Performance Bonuses. Employee shall be eligible to earn a performance bonus of up to one hundred twenty-five thousand dollars ($125,000.00) for the period beginning with the commencement of his employment and ending on September 30, 2003, which shall be payable, to the extent earned, in the first week of December, 2003. For the twelve-month period ending on September 30, 2004, Employee shall be eligible to earn a performance bonus not to exceed Employee's then-current annual salary, which shall be payable, to the extent earned, within 30 days following the fiscal year end audit but in no event later than December 31, 2004. Employee's entitlement to each such bonus shall be subject to the achievement of certain goals that shall be agreed upon between Employee and Employer for such period. The amount of each such bonus shall be determined by Tweeter's President in his sole discretion, provided however that in no event shall Employee's bonus for the period ending on September 30, 2003 be less than one hundred thousand dollars ($100,000.00).

         2.03. BENEFITS. Employee shall be eligible to receive such benefits, and to participate in such bonus or incentive plans, as are generally made available to other senior executives of Employer or as may be specifically provided to Employee as determined by Employer or its Compensation Committee from time to time. In any event, Employee shall be entitled to participate in Employer's executive deferred compensation plan in accordance with the rules and policies of such plan.

         2.04. EQUITY INCENTIVES.

                  (a) Stock Options.

                           (i) Initial Grant. Effective upon the commencement of
Employee's employment by Employer, Employer will grant to Employee an option to purchase up to one hundred twenty thousand (120,000) shares of Employer's common stock with an exercise price per share equal to the fair market value of Employer's common stock on the date of grant. Such option will be issued pursuant to, and subject to the terms and conditions contained in, Employer's 1998 Stock Option and Incentive Plan and Employer's standard form stock option agreement. Such option will be vested with respect to forty percent (40%) of the shares subject to the option on the grant date and an additional thirty percent (30%) on each of the first two anniversaries of the commencement of Employee's employment.

                           (ii) Subsequent Years. In each of 2004 and 2005,
Employer shall issue Employee a stock option to purchase no fewer than twenty thousand (20,000) shares of Employer's common stock, in each case with an exercise price per share no less than the fair market value of Employer's common stock on the date of grant. Such options shall be subject to such vesting provisions as the Option Plan Administrator shall set at the times of grant.

                           (iii) Acceleration Events. Notwithstanding anything
to the contrary herein or in the agreement(s) evidencing the aforementioned stock options,

                                    (A) if Employee's employment is terminated
by Employer without Cause or by Employee for Good Reason (in each case as defined in Article 3 below) prior to the second anniversary of the commencement of Employee's employment, the vesting of such stock options as have then been granted shall accelerate so that the next annual vesting installment of the shares subject to the option shall become immediately vested on the date of termination, and

                                    (B) if a Change of Control (as defined
below) occurs while Employee is employed by Employer, all of the shares of stock subject to the aforementioned options shall become completely and immediately vested upon the consummation of the Change of Control.

                                    (C) A "Change of Control" shall mean, and
shall be deemed to occur if, the Incumbent Directors (as hereinafter defined) cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Tweeter Board, provided, however, that any person becoming a Director of Employer whose election is (or was) approved by a vote of at least two-thirds of the Incumbent Directors or whose nomination for election is (or was) approved by a nominating committee composed of Incumbent Directors shall be deemed an Incumbent Director. The "Incumbent Directors" shall mean persons who constituted the Tweeter Board as of April 21, 2003 and those persons deemed Incumbent Directors pursuant to the preceding sentence.

                  (b) Restricted Stock. Employer and Employee are simultaneously herewith executing and delivering a Restricted Stock Award Agreement, in the form attached hereto as Exhibit B.

                                   ARTICLE 3.
                            TERMINATION OF EMPLOYMENT

         3.01. TERMINATION EVENTS.

                  (a) Termination Upon Death or Disability. Employee's death shall terminate his employment by Employer. In addition, if Employee becomes physically or mentally incapacitated or is injured so that he is unable to perform the services required of him under this Agreement and such inability to perform continues for a period in excess of one hundred twenty (120) days during any twelve month period (whether such disability is continuous or discontinuous during such twelve month period), Employer may terminate Employee's employment under this Agreement at any time thereafter, provided, however, that such disability is continuing at the time of such termination notice.

                  (b) Termination For "Cause" or With or Without "Good Reason".

                           (i) Cause. Employer may terminate Employee's
employment at any time for Cause immediately upon written notice to Employee. The term "Cause" shall mean (1) gross negligence or willful misconduct in connection with the performance of Employee's material duties under this Agreement, (2) a breach by Employee of any of his material duties assigned to him by the President of Tweeter (other than by reason of physical or mental illness)

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

and Employee's failure to cure such breach within thirty (30) days of written notice thereof, (3) a breach by Employee of his obligations under the Noncompetition, Nondisclosure and Nonsolicitation Agreement referred to above;
(4) conduct by Employee against the material best interests of Tweeter or a material act of common law fraud by Employee against Tweeter or its affiliates or employees, or (5) conviction of or pleading nolo contendere to a felony.

                           (ii) Termination With Good Reason. Employee may
terminate his employment under this Agreement with Good Reason upon at least thirty (30) days written notice to the President of Tweeter. Employee shall have "Good Reason" upon, and the term "Good Reason" shall mean, the occurrence of any of the following: (i) attempt by Tweeter to relocate Employee outside the greater Boston area without Employee's consent, or (ii) breach by Tweeter of any of its material obligations under this Agreement and failure by Tweeter to cure such breach within thirty (30) days of notice thereof.

                           (iii) Termination Without Good Reason. Employee may
terminate his obligations under this Agreement without Good Reason by giving Employer at least three (3) months notice in advance.

         3.02 OBLIGATIONS OF EMPLOYER FOLLOWING TERMINATION.

                  (a) Termination by Death or Disability. In the event of termination of employment by reason of Employee's death or disability as described in Section 3.01(a) above, the Employee, or his estate or other successors in interest, shall be entitled to receive any salary, bonuses, and benefits earned by or accrued to Employee and unpaid at the date of his death, but shall not receive any further salary or other compensation hereunder.

                  (b) Termination for "Cause". In the event of termination of employment for Cause, the Employee shall be entitled to receive his salary then in effect and benefits due or to become due to him up to the date of termination of employment, and, in the case of benefits, as may be mandated by law following termination of employment, but Employee shall not be entitled to any other or further salary or other compensation, bonuses or other benefits.

                  (c) Termination by Employer Without Cause or by Employee With Good Reason. Upon termination of Employee's employment by Employee for Good Reason, or by Employer for any reason other than for Cause, death or disability, Employee shall be entitled to receive "Severance Pay" equal to twelve months of Employee's salary (exclusive of any bonus), to be paid in equal monthly installments over a twelve-month period. Severance Pay shall be payable as salary continuation, payable over time in the same manner as Employee's salary.

                  (d) Termination by Employee Without Good Reason. In the event of a termination of employment by Employee without Good Reason, the Employee shall be entitled to receive any salary or bonuses earned by or accrued to the Employee and unpaid at the date of his death, but shall not receive any further salary or other compensation hereunder, and without limiting the foregoing, in such event, (i) the Employee shall receive no Severance Pay, (ii) vesting of all stock options and restricted stock shall cease upon termination of employment, and (iii) the

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Employee shall receive no payments in respect of unvested accrued benefits under any long or short-term incentive plan or retirement plan.

                                   ARTICLE 4.
                               GENERAL PROVISIONS

         4.01. NOTICES. Any notices to be given hereunder by either party to the other shall be in writing and may be transmitted by personal delivery or by mail, registered or certified, postage prepaid with return receipt requested to such other party at the address first set forth above.

         4.02 ENTIRE AGREEMENT. This Agreement, together with its exhibits, supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by Employer and contains all of the covenants and agreements between the parties with respect to that employment in any manner whatsoever.

         4.03. LAW GOVERNING AGREEMENT. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to conflicts of laws principles.

         4.04. ASSIGNMENT. This Agreement may be assigned by Employer but not by Employee.

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         IN WITNESS WHEREOF, this Severance Agreement is entered into as an instrument under seal as of the date and year first above written.

                                    TWEETER HOME ENTERTAINMENT GROUP, INC.

                                    By: _______________________________________
                                    Name: _____________________________________
                                    Title: ____________________________________

                                    EMPLOYEE
                                    ___________________________________________
                                    Philo Pappas

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

Exhibit A

                          NONCOMPETITION, NONDISCLOSURE
                          AND NONSOLICITATION AGREEMENT

         This Noncompetition, Nondisclosure and Nonsolicitation Agreement (the "Agreement") is made as April 21, 2003, between Philo Pappas (the "Employee") and Tweeter Home Entertainment Group, Inc., a Delaware corporation with a mailing address at 40 Pequot Way, Canton, Massachusetts 02021 (the "Employer").

I.       BACKGROUND AND ACKNOWLEDGMENTS.

         The Employer has entered into a Severance Agreement (the "Severance Agreement") with the Employee contemporaneously with the execution and delivery of this Agreement, in consideration for and in reliance upon the Employee's executing and delivering to Employer this Agreement.

         NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree and covenant as follows:

II.      NONCOMPETITION COVENANT.

         The Employee shall not, for a period of two (2) years after the date the Employee ceases to be an employee or otherwise engaged by the Employer or any affiliate of the Employer: (1) directly or indirectly, own, manage, operate, finance, join, or control, or participate in the ownership, management, operation, financing or control of, or be associated as an director, officer, employee, consultant, partner, lender, investor or representative in connection with, any profit or not-for-profit business or enterprise that: (a) distributes, sells or services consumer electronic or entertainment products to retail customers; or (b) otherwise competes with the business of the Employer as it exists, or as it is proposed, on the date hereof or on the date the Employee's employment is terminated; or (2) directly or indirectly solicit, induce or attempt to induce any person employed by the Employer or its affiliates to enter the employ of the Employee or any other person or entity.

         Notwithstanding the foregoing, neither of the following shall alone be a violation of this Agreement: (1) the performance by the Employee of his obligations to the Employer as and while an employee of the Employer, and (2) the ownership by the Employee of 2% or less of the outstanding publicly traded capital stock of any entity.

III.     NONDISCLOSURE COVENANT.

         A. The Employee shall not at any time reveal to any person or entity any Proprietary Information (as defined below) or information belonging to any third party which the Employer is under an obligation to keep confidential, and shall keep secret all Proprietary Information which is possessed by or may be entrusted to him and shall not use or attempt to use any Proprietary Information (or such information belonging to a third party) for his own benefit, or for the benefit of any third party or in any manner which may injure or cause loss or may be calculated to injure or cause loss (whether directly or indirectly) to the Employer. The Employee shall take or omit to take such actions as the Employer may reasonably request to preserve all Proprietary Information as the sole and exclusive property of the Employer.

         B. Anything to the contrary herein notwithstanding, the Employee shall not at any time publish any Proprietary Information or any information derived therefrom, without the prior express written permission of the Employer.

         C. Upon request of the Employer, the Employee shall immediately deliver to the Employer all notes, memoranda, drawings, specifications, programs, data or other materials in his possession constituting Proprietary Information and all copies of any of the foregoing.

         D. As used herein, the term "Proprietary Information" shall mean all client and customer lists, pricing information and trade secrets owned or used by the Employer, or which otherwise constitute assets of the Employer or relate to the Employer's business; and any other data, information, documents or forms pertaining to the financial condition, business affairs or prospects of the Employer, including, without limitation, any such information relative to customers or suppliers, samples, sketches, bulletins, memoranda, correspondence, forms and records (including financial statements), information concerning sources of supply, costs of manufacture and sale and specifications of equipment; whether or not any of the foregoing is published or unpublished, protected or susceptible to protection under patent, trademark, copyright or similar laws and whether or not any party has elected to secure or attempted to secure such protection.

         Notwithstanding the foregoing, the term "Proprietary Information" shall not include any of the foregoing information or materials to the extent (i) generally known to the public through no wrongful act of the Employee or (ii) lawfully received by the Employee from a third party without restriction on disclosure and without a breach by the third party of any obligation of confidentiality.

IV.      GENERAL PROVISIONS.

         A. Notices. Any notice, request, instruction or other document to be given under this Agreement by any party hereto to any other party shall be in writing and delivered personally or sent by a nationally recognized overnight courier service or by certified mail, postage prepaid:

                  Mr. Philo Pappas
                  14 Copeland Drive
                  Bedford, MA 01730

                  If to the Employer, to:
                  Tweeter Home Entertainment Group, Inc.
                  40 Pequot Way
                  Canton, MA  02021
                  Attn.: Mr. Jeffrey Stone

                  with a copy to:

                  Goulston & Storrs, P.C.
                  400 Atlantic Avenue
                  Boston, MA 02110-3333
                  Attn.: Kitt Sawitsky, Esq.
                         Daniel R. Avery, Esq.

or at such other address for a party as shall be specified by like notice. Any notice that is delivered personally in the manner provided herein shall be deemed to have been duly given to the person or entity to which it is directed upon actual receipt by such party (or its agent for notices hereunder). Any notice that is addressed as provided herein and mailed by registered or certified mail shall be conclusively presumed to have been duly given to the person or entity to which it is addressed at the close of business, local time of such party, on the fifth calendar day after the day it is so placed in the mail. Any notice that is addressed as provided herein and sent by a nationally recognized overnight courier service shall be conclusively presumed to have been duly given to the person or entity to which it is addressed at the close of business, local time of such person or entity, on the next business day following its deposit with such courier service for next day delivery.

         B. Remedies Upon Breach. It is acknowledged that any breach of this Agreement by the Employee would cause the Employer irreparable damage and that in the event of such breach the Employer shall have, in addition to any and all remedies at law, the right to an injunction, specific performance or other equitable relief to prevent the violation of any obligations of the Employee hereunder.

         C. No Waiver. Any waiver of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement or any subsequent breach hereof.

         D. Severability. The parties hereby agree that each provision hereof shall be treated as a separate and independent provision, and the unenforceability of any one provision shall in no way impair the enforceability of any other provision hereof. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent permitted by applicable law.

         E. Governing Law; Consent To Jurisdiction. This Agreement and the legal relations among the parties hereto shall be governed and construed in accordance with the substantive laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflict of laws thereof. Each of the Employer and the Employee hereby irrevocably consents that any legal action or proceeding under, arising out of, or in any manner relating to this Agreement or any other agreement, document or instrument arising out of or executed in connection with this Agreement shall be brought solely in any state or federal court in the Commonwealth of Massachusetts of competent jurisdiction. Each party, by the execution and delivery of this Agreement, expressly and irrevocably consents and submits to the personal jurisdiction of any of such courts in any such action or proceeding. Each party hereby further irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it or him by hand, by mail or by overnight express delivery service in the manner provided for in Section IV(A) or by serving a copy thereof on any registered agent for such party in such jurisdiction. Each party hereby expressly and irrevocably waives any claim or defense in any action or proceeding based on any alleged lack of personal jurisdiction, improper venue, forum non conveniens, or any similar basis.

         F. Assignment by Employer. The Employer shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by Employer's successors or assigns. Neither this Agreement nor the respective obligations hereunder may be assigned or delegated by the Employee to any other person or entity.

         G. Reasonableness of Provisions. The Employee acknowledges and agrees that the enforcement of this Agreement is necessary to ensure the preservation, protection and continuity of the business, trade secrets, goodwill and other assets of the Employer and further acknowledges and agrees that the restrictions set forth in this Agreement are reasonable as to time and scope.

         H. Miscellaneous. This Agreement constitutes the entire agreement of the Employee and the Employer with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Agreement shall be equally applicable to the singular and plural forms of the terms defined. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Employee therefrom shall be effective unless the same shall be in writing and signed by the Employer and the Employee.

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                                                                              10

         IN WITNESS WHEREOF, this Noncompetition, Nondisclosure and Nonsolicitation Agreement is entered into as an instrument under seal as of the date and year first above written.

                                    TWEETER HOME ENTERTAINMENT GROUP, INC.

                                    By: _______________________________________
                                    Name: _____________________________________
                                    Title: ____________________________________

                                    EMPLOYEE
                                    ___________________________________________
                                    Philo Pappas

Exhibit B

            RESTRICTED STOCK AWARD AGREEMENT (REVISED JULY 30, 2003)

NAME OF STOCKHOLDER:      Philo Pappas (the "Stockholder")

NO. OF SHARES:            270,000 shares of Common Stock (the "Shares")

GRANT DATE:               April 21, 2003 (the "Grant Date")

PER SHARE PURCHASE PRICE: $.01 (the "Per Share Purchase Price")

TOTAL PURCHASE PRICE:     $1,620 (the "Total Purchase Price")

         1. Purchase and Sale. Pursuant to the Tweeter Home Entertainment Group, Inc. 1998 Stock Option and Incentive Plan (the "Plan"), Tweeter Home Entertainment Group, Inc., a Delaware corporation (together with its successors, the "Company"), hereby grants, sells and issues to the Stockholder, who is an employee of the Company, the Shares at the Per Share Purchase Price, subject to the terms and conditions set forth herein and in the Plan. The Stockholder agrees to the provisions set forth herein and acknowledges that each such provision is a material condition of the Company's agreement to issue and sell the Shares to him. All references to share prices and amounts herein will be equitably adjusted to reflect stock splits, stock dividends, recapitalizations, mergers, reorganizations and similar changes affecting the capital stock of the Company, and any shares of capital stock of the Company received on or in respect of Shares in connection with any such event (including any shares of capital stock or any right, option or warrant to receive the same or any security convertible into or exchangeable for any such shares or received upon conversion of any such shares) will be subject to this Agreement on the same basis and extent at the relevant time as the Shares in respect of which they were issued, and will be deemed Shares as if and to the same extent they were issued at the date hereof. Unless the context otherwise requires, capitalized terms used herein will have the same meaning as in the Plan. Determinations made in connection with this Agreement pursuant to the Plan will be governed by the Plan.

         2. Investment Representations. The Stockholder represents and warrants to and covenants with the Company that:

                  (a) The Stockholder has been granted access to information and materials concerning the Company and the Shares sufficient to permit the Stockholder to evaluate the merits and risks of an investment in the Shares. The Stockholder has had the opportunity to the Stockholder's satisfaction to question and to receive answers from officers and other representatives of the Company concerning the Company and the Shares. The Stockholder is aware of and understands all of the substantial risks associated with an investment in the Shares, including those associated with companies in the consumer electronic or entertainment products industry, and that the Stockholder could lose the Stockholder's entire investment in the

Company.

                  (b) The Stockholder understands that (i) the Shares have not been registered under the Securities Act of 1933 (the "Securities Act") and are "restricted securities" within the meaning of Rule 144 under the Securities Act,
(ii) apart from any other restriction on such sale, transfer or disposition, such Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from such registration is then available and (iii) there is now no registration statement in effect under the Securities Act with respect to the Shares.

                  (c) The Stockholder is acquiring the Shares for the Stockholder's own account for investment and not with a view to any distribution thereof, and will not transfer any of the Shares in violation of the provisions of any applicable securities law.

                  (d) The address set forth for the Stockholder in Section 11(a) of this Agreement is the Stockholder's address of domicile.

         3. Legend. Certificates representing the Shares subject to the provisions of this Agreement will bear the following legend:

         The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Securities Act") and may not be sold or transferred except pursuant to a registration under the Securities Act or an exemption from the registration requirements of the Securities Act.

         The shares represented by this certificate are subject to the terms of a Restricted Stock Award Agreement by and between the record holder hereof and the Company pursuant to which the Company has the right to purchase some of the such shares on the terms set forth therein. A copy of such Agreement, as amended, shall be furnished without charge to the registered holder of this certificate upon written request therefor to the Company.

         4. Vesting and Repurchase Provisions.

                  (a) Vesting Schedule. On the date hereof, one hundred sixty-two thousand (162,000) of the Shares will be "Vested Shares" and one hundred eight thousand (108,000) of the Shares will be "Non-Vested Shares." If the Stockholder is employed by the Company on February 1, 2004, an additional fifty-four thousand (54,000) Shares will become and remain Vested Shares on such date. If the Stockholder is employed by the Company on February 1, 2005, the remaining fifty-four thousand (54,000) Shares will become and remain Vested Shares on such date. The foregoing rights in this Section 4(a) are subject to the provisions in Sections 4(b) through 4(d).

                  (b) Acceleration Events.

                           (i) Termination of Employment. If the Stockholder's
employment with the Company is terminated by the Company without Cause or by the Employee for Good Reason (in each case as defined in the Severance Agreement (the "Severance Agreement") between the Company and the Stockholder entered into contemporaneously with this Agreement) prior to October 1, 2004, the next vesting installment of fifty-four thousand (54,000) Shares will accelerate so that such Non-Vested Shares will immediately become and remain Vested Shares on the date of termination.

                           (ii) Change of Control. Notwithstanding the foregoing
and anything in the Plan to the contrary, upon the occurrence of a Change of Control (as defined in the Severance Agreement), all Non-Vested Shares will immediately become and remain Vested Shares.

                  (c) Repurchase Event Option. If the Stockholder ceases to be an employee of the Company for any reason, subject to Section 4(b)(i), no further installments of Non-Vested Shares will become Vested Shares and the Company will have the option at any time thereafter, but not the obligation, to purchase all or any portion of the Non-Vested Shares from the Stockholder in accordance with the terms set forth in Section 4(d) (such option being a "Repurchase Option").

                  (d) Repurchase Procedures. If the Company exercises its Repurchase Option to repurchase any of the Non-Vested Shares as set forth herein, the Company will give to the Stockholder a written notice (the "Repurchase Notice") specifying the number of Shares the Company is electing to repurchase, which Repurchase Notice will be signed by an officer of the Company and delivered as provided in Section 11(a) of this Agreement. The Repurchase Notice will further set a closing date for the purchase, which date will not be less than ten (10) nor more than twenty (20) days from the date of the Repurchase Notice. Such purchase will take place at the principal office of the Company. At the closing, the Stockholder will deliver to the Company the certificate or certificates representing all of the Shares to be purchased, duly endorsed. The Company, upon the receipt of such certificate or certificates will deliver a check in the amount of the aggregate Repurchase Price. The "Repurchase Price" will be equal to the Per Share Purchase Price for each Share being repurchased.

         5. Restrictions on Transfer.

                  (a) Securities Restrictions. None of the Shares now owned or hereafter acquired shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law (any of the foregoing a "Transfer"), unless such Transfer is in compliance with all applicable securities laws (including, without limitation, the Securities Act), and such Transfer is otherwise in accordance with the terms and conditions of this Section 5. In connection with any Transfer of Shares, the Company may require the Stockholder to provide at the Stockholder's own expense an opinion of counsel to the Company, satisfactory to the Company, that such Transfer is in compliance with all federal and state securities laws (including, without limitation, the Securities Act).

                  (b) Other Restrictions. None of the Non-Vested Shares now owned or hereafter acquired will be Transferred, except: (i) with the prior written consent of and subject to such conditions as may be imposed by the Board; (ii) to a Permitted Transferee, as defined below; or (iii) to the Company pursuant to Section 4 hereof. Unless otherwise agreed to in writing by the Company, after any Transfer of Non-Vested Shares, such Non-Vested Shares and the transferee thereof will continue to be subject to the terms and conditions of this Agreement as though the transferee were the Stockholder with respect to such Non-Vested Shares. In addition, the Company may require, as a condition to effectuating any such Transfer, that such transferee confirm in writing, in form acceptable to the Company, that such Non-Vested Shares will continue to be subject to this Agreement.

         "Permitted Transferee" will mean any of the following to whom the Stockholder may Transfer Shares: the Stockholder's spouse, children (natural or adopted), stepchildren or a trust for their sole benefit of which the Stockholder is the settlor; provided, however, that any such trust does not require or permit distribution of any Shares unless subject to the terms of this Agreement. Upon the death of the Stockholder (or a Permitted Transferee to whom Shares have been Transferred hereunder), the term Permitted Transferees will also include such deceased Stockholder's (or such deceased Permitted Transferee's) estate, executors, administrators, personal representatives, heirs, legatees and distributees, as the case may be.

         This Agreement will be binding upon and will inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto.

         6. Lock-up Agreement. In connection with any underwritten public offering of the Company's capital stock, the Stockholder will not, without the prior written consent of the Company, Transfer his or her beneficial or economic interest or risk with respect to any Shares for a period of time specified by a managing underwriter (not to exceed ninety (90) days) following the effective date of a registration statement filed under the Securities Act in connection with such offering. The Stockholder will execute and deliver such documents as the Company or underwriter may request confirming the foregoing. In order to enforce the foregoing covenant, the Company or any successor-in-interest may impose stop-transfer instructions with respect to its capital stock until the end of such period.

         7. Recognition of Transferees. The Company will not (i) transfer on its books any Shares that will have been Transferred in violation of any of the provisions set forth in this Agreement or (ii) treat as owner of such shares or accord the right to vote as such owner or pay dividends to any transferee to whom such shares will have been so Transferred.

         8. Rights of Stockholder. Subject to the provisions of this Agreement, the Stockholder will exercise all rights and privileges of a holder of Common Stock of the Company with respect to the Shares.

         9. Continuation of Employment. The Stockholder acknowledges that the Company is not obligated by the Plan or by this Agreement to continue the Stockholder in service as an employee or in any other capacity whatsoever.

         10. SECTION 83(b) ELECTION. THE STOCKHOLDER UNDERSTANDS THAT SECTION 83(a) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), TAXES AS ORDINARY INCOME THE DIFFERENCE BETWEEN THE AMOUNT PAID FOR THE SHARES AND THE FAIR MARKET VALUE OF THE SHARES AS OF THE DATE THE RESTRICTIONS ON THE SHARES LAPSE. IN THIS CONTEXT, "RESTRICTION" INCLUDES THE RIGHT OF THE COMPANY TO BUY BACK THE SHARES PURSUANT TO THE REPURCHASE OPTION. THE STOCKHOLDER UNDERSTANDS THAT THE STOCKHOLDER MAY ELECT TO BE TAXED ON SUCH DIFFERENCE MEASURED AT THE TIME THE SHARES ARE PURCHASED, RATHER THAN WHEN AND AS THE REPURCHASE OPTION EXPIRES, BY FILING AN ELECTION UNDER SECTION 83(b) (AN "83(b) ELECTION") OF THE CODE WITH THE INTERNAL REVENUE SERVICE WITHIN THIRTY (30) DAYS FROM THE DATE OF PURCHASE. EVEN IF THE FAIR MARKET VALUE OF THE SHARES AT THE TIME OF THE EXECUTION OF THIS AGREEMENT EQUALS THE AMOUNT PAID FOR THE SHARES, THE 83(b) ELECTION MUST BE MADE TO AVOID INCOME UNDER SECTION 83(a) IN THE FUTURE. THE STOCKHOLDER UNDERSTANDS THAT FAILURE TO FILE SUCH AN 83(b) ELECTION IN A TIMELY MANNER MAY RESULT IN ADVERSE TAX CONSEQUENCES FOR THE STOCKHOLDER AND THAT THE FILING OF SUCH 83(b) ELECTION MAY ALSO RESULT IN ADVERSE TAX CONSEQUENCES UNDER DIFFERENT CIRCUMSTANCES. THE STOCKHOLDER FURTHER UNDERSTANDS THAT AN ADDITIONAL COPY OF SUCH 83(b) ELECTION IS REQUIRED TO BE FILED WITH HIS OR HER FEDERAL INCOME TAX RETURN FOR THE CALENDAR YEAR IN WHICH THE DATE OF THIS AGREEMENT FALLS. THE STOCKHOLDER ACKNOWLEDGES THAT THE FOREGOING IS ONLY A SUMMARY OF CERTAIN EFFECTS OF UNITED STATES FEDERAL INCOME TAXATION WITH RESPECT TO PURCHASE OF THE SHARES HEREUNDER, AND DOES NOT PURPORT TO BE COMPLETE. THE STOCKHOLDER FURTHER ACKNOWLEDGES THAT THE COMPANY HAS DIRECTED THE STOCKHOLDER TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE, THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE STOCKHOLDER MAY RESIDE, AND THE TAX CONSEQUENCES OF THE STOCKHOLDER'S DEATH. THE STOCKHOLDER ASSUMES ALL RESPONSIBILITY FOR FILING AN 83(b) ELECTION AND PAYING ALL TAXES RESULTING FROM SUCH ELECTION OR THE LAPSE OF THE RESTRICTIONS ON THE SHARES.

         11. Miscellaneous

                  (a) Notices. Any notice required or permitted to be given hereunder shall be in writing and will be deemed to be properly given on the date of postmark when sent by registered or certified mail, return receipt requested, overnight courier, or hand-delivered, addressed as follows:

                  If to the Company:

                  Tweeter Home Entertainment Group, Inc.
                  40 Pequot Way
                  Canton, MA  02021
                  Attn.: Mr. Jeffrey Stone

                  With a copy to:

                  Goulston & Storrs
                  400 Atlantic Avenue
                  Boston, MA  02110
                  Attn: Kitt Sawitsky, Esq.
                        Daniel R. Avery, Esq.

         If to the Stockholder, at the address set forth on the signature page hereto, or such other address as any party may give the others notice of pursuant to this Section.

                  (b) Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without regard to conflicts of laws principles thereof. Each of the Company and the Stockholder hereby irrevocably consents that any legal action or proceeding under, arising out of, or in any manner relating to the Stockholder's ownership of the Shares, this Agreement or any other agreement, document or instrument arising out of or executed in connection with this Agreement shall be brought solely in any state or federal court in the Commonwealth of Massachusetts of competent jurisdiction. Each party, by the execution and delivery of this Agreement, expressly and irrevocably consents and submits to the personal jurisdiction of any of such courts in any such action or proceeding. Each party hereby further irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it or him by hand, by mail or by overnight express delivery service in the manner provided for in Section 11(a) or by serving a copy thereof on any registered agent for such party in such jurisdiction. Each party hereby expressly and irrevocably waives any claim or defense in any action or proceeding based on any alleged lack of personal jurisdiction, improper venue, forum non conveniens, or any similar basis.

                  (c) Waivers; Amendments. No waiver of any right hereunder by any party will operate as a waiver of any other right, or of the same right with respect to any subsequent occasion for its exercise, or of any right to damages. No waiver by either party of any breach of this Agreement will be held to constitute a waiver of any other breach or a continuation of the same breach. All remedies provided by this Agreement are in addition to all other remedies provided by law, in equity or otherwise. This Agreement may not be amended except in a writing signed by the parties hereto.

                  (d) Severability. If any provision of this Agreement will be declared void or unenforceable by any judicial or administrative authority, the validity of any other provisions and of the entire Agreement will not be affected thereby.

                  (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  (f) Prior Understandings. This Agreement represents the complete agreement of the parties with respect to the transactions contemplated hereby and supersedes all prior agreements and understandings.

                  (g) Headings. Headings in this Agreement are included for reference only and will have no effect upon the construction or interpretation of any part of this Agreement.

                  (h) Sealed Instrument. This Agreement will have the effect of an instrument executed under seal.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, this Restricted Stock Award Agreement has been executed as of the date first above written.

                                    TWEETER HOME ENTERTAINMENT GROUP, INC.

                                    By: ___________________________
                                    Name:_________________________
                                    Title:__________________________

                                    STOCKHOLDER
                                    _________________________________
                                    Philo Pappas
                                    14 Copeland Drive
                                    Bedford, MA 01730

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